UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 14, 2009

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Wabasha Street North, Saint Paul, Minnesota		55102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 651-293-2233

(Not applicable)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On January 14, 2009, Ecolab Inc. (“Ecolab”) confirmed financial performance expectations for the fourth quarter and year ended December 31, 2008.  A copy of the News Release issued by Ecolab in connection with this report under Item 2.02 is attached as Exhibit (99) and incorporated by reference herein.  Ecolab has posted the News Release on its website located at www.ecolab.com.

In the News Release, Ecolab discloses the expected range of non-GAAP pro forma diluted earnings per share, which exclude special gains and charges and discrete tax items for the fourth quarter and year ended December 31, 2008.  Ecolab’s management believes that disclosing this non-GAAP financial measure helps investors understand underlying business performance because it facilitates the comparison of current and prior period operating results by eliminating the effect of non-recurring items.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On January 14, 2009, Ecolab announced that it plans to undertake restructuring and other cost-saving actions during 2009 which are anticipated to result in one-time pretax charges of $65 million to $75 million.  The majority of the charges are related to a reduction of the company’s global workforce by approximately 1,000 positions, or 4 percent.  In addition, the charge includes the optimization of the company’s supply chain including the planned reduction of plant and distribution center locations.

The company also announced at the same time that it would take a pretax special charge of $19 million in the fourth quarter of 2008 related to closing two small non-strategic healthcare businesses and the write down of investments in an energy management business.

These actions will streamline and improve its global business and produce ongoing annualized pretax cost savings in the range of $70 million to $80 million with pretax savings in 2009 of approximately $50 million. The company anticipates that approximately $55 million to $65 million of the restructuring and special charges represent cash expenditures.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits.

The following exhibit is furnished pursuant to Item 2.02 of Form 8-K and should not be deemed to be “filed” under the Securities Exchange Act of 1934.

(99)                                                   Ecolab Inc. News Release dated January 14, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date: January 20, 2009	By:	/s/Michael C. McCormick
Michael C. McCormick Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description	Method Of Filing

(99)	Ecolab Inc. News Release dated January 14, 2009.	Filed herewith electronically.